Exhibit 10.2

NEITHER THIS SECURITY NOR ANY SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE ISSUER.

ASPYRA, INC.

SECURED, CONVERTIBLE PROMISSORY NOTE

$	, 2008

Calabasas, California

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, Aspyra, Inc., a California corporation (“Issuer”), hereby promises to pay to the order of                                           , a                                    (together with its permitted successors and assigns, “Holder”), the principal sum of                                      UNITED STATED DOLLARS (U.S. $                        ) on the Maturity Date, together with interest as provided herein.  This Note was issued under and is subject to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of March     , 2008 among Issuer, payee and certain other parties.  Capitalized terms used and not otherwise defined herein will have the respective meanings given to such terms in the Purchase Agreement.

1.             Maturity Date.  This Note will mature, and be due and payable in full, on March         , 2010 (the “Maturity Date”), unless Holder has elected to convert this Note pursuant to Section 3 hereof.

2.             Interest.  From and after the date hereof, all outstanding principal of this Note will bear interest at the rate of eight percent (8%) per annum. Outstanding interest shall be compounded on each July 15 and January 15 during which any interest on this Note shall be outstanding. Upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) under this Note, all outstanding principal of this Note shall bear interest at the rate of 24% per annum. All accrued interest on this Note shall be payable on the Maturity Date or on such earlier date as this Note shall be prepaid or converted into Common Stock.

3.             Optional Conversion of the Note.

3.1          By Holder.  At any time prior to repayment of this Note, Holder may elect, in lieu of repayment, to convert all or a portion of the outstanding principal and/or interest on this Note into that number of shares of Common Stock (as defined in the Purchase Agreement) equal to the quotient obtained by dividing (a) 100.0% of the amount of principal and/or interest on this Note being converted, by (b) the Conversion Price (as hereinafter defined).  Holder will inform Issuer of such election at least 14 days prior to the date the Note or portion thereof is converted into Common Stock.  If Holder delivers such notice to Issuer, Issuer may not elect to pay to Holder the amount of this Note to be converted without Holder’s written consent. For purposes of this Note, “Conversion Price” will initially mean $           per share. The Conversion Price will be subject to adjustment as provided in Section 3.3. The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”), provided that such date is on or after the date of delivery of the Notice of Conversion.  If no Conversion Date is specified in a Notice of Conversion, or the stated conversion date is prior to date of delivery of the Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Issuer may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

3.2          By Issuer.  At any time after March       , 2009, but prior to repayment of this Note, if the volume weighted average price of the Common Stock on the American Stock Exchange exceeds 200% of the Conversion Price then in effect during each day for twenty consecutive trading days or more (whether or not such volume weighted average for any day thereafter is 200% or less of the Conversion Price then in effect), then Issuer may give notice to Holder of its election to convert all or a portion of the outstanding principal of, but not any outstanding interest on, this Note into the same number of shares of Common Stock as would be calculated pursuant to Section 3.1 above in the case of an optional conversion by Holder.  Upon conversion, Issuer will pay any outstanding interest on this Note in cash to Holder.  Any notice of conversion will be delivered at least 15 days prior to the date of such conversion and the Conversion Price used in calculating the number of shares of Common Stock to be issued to Holder will be the Conversion Price on the date of the actual conversion (which will be the first date on which Holder becomes fully vested with all rights of such holders of shares of Common Stock). To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Issuer may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

3.3          Adjustments.

(a)  Stock Dividends, Reclassifications, Recapitalizations, Etc.  In the event the Issuer:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Issuer is the continuing corporation), then the Conversion Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

(b)  Notice of Adjustment.  Whenever the Conversion Price is adjusted, as herein provided, the Issuer shall deliver to the holders of the Note in a certificate of the Issuer’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and specifying the Conversion Price after giving effect to such adjustment.

(c)  Notice of Certain Transactions.  In the event that the Issuer shall propose (i) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (ii) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (iv) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer.  Such notice shall be mailed to the Holders at their addresses as they appear in the records of the Issuer, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and the Conversion Price Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

3.4          No Rights as a Shareholder.  Without limiting any rights that Holder is entitled to under the Purchase Agreement, and if this Note has not been converted, Holder will not be entitled to any voting or other rights as a shareholder of Issuer in connection with this Note.

[The following clause is optional at the request of the Purchaser of this Note, with the choice between 4.99% and 9.99% being at the option of the Purchaser.]

3.5          Limitation on Beneficial Ownership.   Issuer will not effect and will have no obligation to effect any conversion of this Note, and the Holder will have no right to convert any portion of this Note, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such person’s affiliates) would have acquired, through conversion of this Note or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds [4.99% / 9.99%] (“Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.    For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by such person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of Issuer (including, without limitation, any Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3.5, beneficial ownership will be calculated in accordance with Section 13(d) of the Exchange Act.  For purposes of this Section 3.5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of shares of outstanding Common Stock as reflected in (1) Issuer’s most recent Form 8-K, Form 10-Q, Form 10-QSB, Form 10-K or Form 10-KSB as the case may be, (2) a more recent public announcement by Issuer, or (3) any other notice by Issuer or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any Holder, Issuer will promptly, but in no event later than 2 business days following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock will be determined after giving effect to conversions of Preferred Shares by such Holder and its affiliates since the date as of which such number of outstanding Common Stock was reported.  By written notice to Issuer, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice, but (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to Issuer, and (ii) any such increase or decrease will apply only to the Holder and not to any other Holder.

3.6  Shareholder Approval    Unless and until Shareholder Approval has been obtained and deemed effective, the Issuer shall not upon the conversion of this Note issue shares of Common Stock to the extent that such issuance, together with all previous issuances of Common Stock pursuant to the exercise of all Warrants and the conversion of all Notes issued pursuant to the Purchase Agreement, would in the aggregate exceed a number of shares of Common Stock equal to more than 19.99% of  the Issuer’s  issued and outstanding Common Stock on the Closing Date.

4.             Registration Rights.  The Common Stock issuable on conversion of this Note, is subject to registration pursuant to a Registration Rights Agreement, dated as of the date of this Note, among Issuer, the placement agent for the securities contemplated under the Purchase Agreement, Holder and the other purchasers under the Purchase Agreement.

5.             Security.  Repayment of this Note is secured, pari passu with Holders of all other Notes issued pursuant to the Purchase Agreement, by a security interest (second in priority only to a security interest in the assets held by Western Commercial Bank) in substantially all the assets of Issuer pursuant to a security agreement, related collateral assignments and such other necessary documents entered into by Issuer in favor of                             , as collateral agent for the purchasers.

6.             Prepayment.  Issuer may not prepay this Note prior to the Maturity Date, without the written consent of Holder.

7.             Transfer.  Purchaser may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws and in accordance with Section 5.1 of the Purchase Agreement.

8.             Financial Covenants. Until this Note has been redeemed or otherwise satisfied in accordance with its terms the Issuer shall not, unless the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, shall otherwise consent in writing, the Issuer shall comply with every financial covenant contained in the Issuer’s loan agreements, notes and other documents with any person to which the Issuer owes any Material Indebtedness, including, without limitation, Western Commercial Bank.

9.             Events of Default.  An “Event of Default” will occur if:

(a)           The Issuer fails to pay (a) any principal of any Note when such amount becomes due and payable in accordance with the terms thereof and such payment is not made with three Business Days of when it is due, or (b) any interest on any Note or any other payment of money required to be made to any of the Purchaser and such payment is not made within three Business Days of when it is due; or

(b)           Any representation or warranty made to the Purchasers in any Transaction Document or in any certificate, agreement or instrument executed and delivered to the Purchasers by the Issuers or any of its subsidiaries or by its accountants or officers pursuant to any Transaction Document is false, inaccurate or misleading in any material respect on the date as of which made, and the Issuer receives notice thereof from the Placement Agent, a Purchaser, or a third party; or

(c)           the Issuer or any of its subsidiaries defaults in the performance of any term, covenant, agreement, condition, undertaking or provision of any Transaction Document other than  the Registration Rights Agreement, including, but not limited to,  its covenants under Sections 4.2.6, 4.2.7 and 4.4 of the Purchase Agreement, or any financial covenants set forth in or referred to in this Note, or, in the case of any default in the performance of any term, covenant, agreement, condition, undertaking or provision of any Transaction Document which is capable of being cured, such default is not cured or waived within five (5) Business Days after the Issuer receives notice of such default from the Placement Agent, a Purchaser, or from a third party, or after an officer or director of the Issuer; or

(d)           (i) the Issuer or any of its subsidiaries fails to pay any principal of or interest on any of its Material Indebtedness for a period longer than the grace period, if any, provided for such payment; or (ii) any default, other than one described in (i) of this Section9(d), under any instrument or agreement evidencing, creating, securing or otherwise relating to Material Indebtedness (including, without limitation, any guaranty or assumption agreement relating to such indebtedness) or other event occurs and continues beyond any applicable notice and cure period (for purposes of this Note the term “Material Indebtedness” means mean indebtedness, in an amount of $100,000 or more, for borrowed money, under capitalized leases or evidenced by a bond, debenture, note or similar instrument, and shall include, without limitation, any such indebtedness assumed or guaranteed); or

(e)           (i) One or more final judgments, decrees or orders shall be entered against the Issuer or any of its subsidiaries involving in the aggregate a liability (not fully covered by insurance other than applicable deductibles) of $75,000 or more and all such judgments, decrees or orders shall not have been vacated, paid or discharged, dismissed, or stayed or bonded pending appeal (or other contest by appropriate proceedings) within sixty (60) days from the entry thereof; (ii) pursuant to one (1) or more judgments, decrees, orders, or other proceedings, whether legal or equitable, any warrant of attachment, execution or other writ is levied upon any property or assets of the Issuer or any subsidiary and is not satisfied, dismissed or stayed (or other contests by appropriate proceedings without bond or stay) within sixty (60) days; (iii) all or any substantial part of the assets or properties of the Issuer or any subsidiary are condemned, seized or appropriated by any government or governmental authority; or  (iv) any order is entered in any proceeding directing the winding up, dissolution or split-up of the Issuer or any subsidiary; or

(f)            The Issuer (i) commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence to, any order, adjudication or appointment of a nature referred to in clause (i) or (ii) above, or (iv) shall generally not be paying, shall be unable to pay, or shall admit in writing its inability to pay its debts as they become due, or (e) shall make a general assignment for the benefit of its creditors; or

(g)           At any time there occurs a Change of Control Transaction (for purposes of this Note, a “Change of Control Transaction” shall mean (i) a sale, lease or other disposition of assets or properties of the Issuer and it subsidiaries (calculated on a consolidated basis) having a book value of fifty-one percent (51%) or more of the book value of all the assets and properties thereof, or (ii) any transaction in which any person shall directly or indirectly acquire from the holders thereof, by purchase or in a merger, consolidation or other transfer or exchange of outstanding capital stock, ownership of or control over capital stock of the Issuer (or securities exchangeable for or convertible into such stock or interests) entitled to elect a majority of the Issuer’s Board of Directors or representing at least fifty-one percent (51%) of the number of shares of Common Stock outstanding; or

(h)           On or at any time after the date of this Note (i) any of the Transaction Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, (ii) the Security Agreement shall cease to provide the Purchasers a valid security interest in any of the collateral purported to be covered thereby, perfected and with the priority required thereby, subject only to liens permitted under this Agreement and such Security Agreement, and such default in clause (i) or (ii) is not cured or waived within ten (10) days after the Issuer receives notice of such default from a Purchaser or from a third party, or (c) the Issuer or any subsidiary of the Issuer contests the validity or enforceability of any Transaction Document in writing or denies that it has any further liability under any Transaction Document to which it is party, or gives notice to such effect.

10.          Remedies.  At such time that an Event of Default has occurred and is continuing, then Holder, by written notice to Issuer (the “Notice”), may declare all amounts hereunder immediately due and payable in cash and Holder will be entitled to reimbursement of its reasonable costs and expenses related to collection of all amounts owing in connection thereof.  Except for the Notice, Holder need not provide, and Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such election may be rescinded and annulled by Holder at any time prior to payment hereunder.  No such rescission or annulment will affect any subsequent Event of Default or impair any right consequent thereon. In the case of the occurrence of an Event of Default arising out of a breach by the Issuer of the covenant contained in Section 4.4 of the Purchase Agreement (but in no other event), in lieu of declaring all amounts immediately due hereunder, each Purchaser, upon prior written notice to the Issuer, may sell to the Issuer all of the Notes  (or all shares of Common Stock issued to the Purchaser upon conversion of the Notes) for a price equal to 125% of the Subscription Price paid by the Purchaser.  The sale referred to in the preceding sentence shall be consummated at a closing to be held not later than ten (10) days after such notice is given and the purchase price shall be paid by the Issuer to the Purchaser at such closing in full in cash.

11.          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission if such notice or communication is delivered via fax on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on a Business Day, (c) the 2nd business day after the date of mailing if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The facsimile number and address for such notices and communications are as set forth on the signature pages to the Purchase Agreement or as otherwise notified by any party in a writing to the others in accordance herewith from time to time.

SIGNED, SEALED AND DELIVERED as of the date first above written.

ASPYRA, INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

                The undersigned hereby elects to convert principal under the Secured Convertible Promissory Note due March       , 2010 (the “Note”) of Aspyra, Inc., a California corporation (the “Company”), into shares of common stock, no par value per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

                By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 3.6 of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

                The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock      yes       no

If yes $           of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Or

DWAC Instructions:

Broker No:

Account No: